Investors:    David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:         Clay Helm, clay.helm@autodesk.com, 415-547-2425

AUTODESK REPORTS SECOND QUARTER RESULTS

SAN RAFAEL, Calif., AUGUST 22, 2013-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the second quarter of fiscal 2014.

Second Quarter Fiscal 2014

•	Revenue was $562 million, a decrease of 1 percent, compared to the second quarter of fiscal 2013 as reported and an increase of 2 percent on a constant currency basis.

•	GAAP operating margin was 15 percent, compared to 16 percent in the second quarter of fiscal 2013.

•
Non-GAAP operating margin decreased by approximately 100 basis points to 24 percent, compared with 25 percent in the second quarter of fiscal 2013. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted earnings per share were $0.27, compared to $0.28 in the second quarter of fiscal 2013.

•	Non-GAAP diluted earnings per share were $0.45, compared to $0.48 in the second quarter of fiscal 2013.

•	Deferred revenue increased 7 percent to $806 million, compared to the second quarter of fiscal 2013.

•	Cash flow from operating activities was $65 million, compared to $107 million in the second quarter of fiscal 2013.

"Our second quarter was marked by strength in our Architecture, Engineering and Construction (AEC) business segment and continued growth in suites," said Carl Bass, Autodesk president and CEO.  "Growth in these vital areas was offset by mixed contributions from other parts of the business. On the product side, we strengthened and expanded our leading product portfolio with new desktop, cloud and mobile offerings."

Second Quarter Operational Overview

EMEA revenue decreased 4 percent to $202 million compared to the second quarter last year as reported and was flat on a constant currency basis. Revenue in the Americas increased 2 percent to $202 million compared to the second quarter last year as reported. Revenue in Asia Pacific decreased 1 percent to $158 million compared to the second quarter last year as reported and increased 4 percent on a constant currency basis. Revenue from emerging economies decreased 2 percent to $86 million compared to the second quarter last year as reported and 1 percent on a constant currency basis. Revenue from emerging economies represented 15 percent of total revenue in the second quarter.

Revenue from the Platform Solutions and Emerging Business segment decreased 9 percent to $197 million compared to the second quarter last year. Revenue from the AEC business segment increased 9 percent to $177 million compared to the second quarter last year. Revenue from the Manufacturing business segment increased 2 percent to $144 million compared to the second quarter last year. Revenue from the Media and Entertainment business segment decreased 11 percent to $43 million compared to the second quarter last year.

Revenue from Flagship products decreased 11 percent to $289 million compared to the second quarter last year. Revenue from Suites increased 18 percent to $193 million compared to the second quarter last year. Revenue from New and Adjacent products was $80 million, and decreased 1 percent compared to the second quarter last year.

"The challenging dynamics within some of the end-markets that we serve has led us to adjust our growth assumptions," said Mark Hawkins, Autodesk executive vice president and CFO. "While the near-term revenue target is lower, we remain diligent about managing our spend while making essential investments to drive growth.

"With the recent introduction of more flexible license and service offerings that have ratable revenue streams, such as cloud-based and rental license offerings, Autodesk's business model is evolving," continued Hawkins. "We are currently refining our plans around the pace and time frame for this business model transition. We look forward to providing more detail at our Investor Day event scheduled for October 2nd. As we evolve our business model, we remain committed to long-term operating margin expansion."

Business Outlook

The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the third quarter assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment, and interest expense related to Autodesk's $750 million debt offering in December 2012.

Third Quarter Fiscal 2014

3Q FY14 Guidance Metrics	Q3 FY14 (ending October 31, 2013)
Revenue (in millions)	$540-$555
EPS GAAP	$0.19-$0.23
EPS Non-GAAP	$0.36-$0.40

Non-GAAP earnings per diluted share exclude $0.11 related to stock-based compensation expense and $0.06 for the amortization of acquisition related intangibles.

Third quarter fiscal 2014 outlook assumes annual effective tax rates of approximately 23 percent and approximately 25 percent for GAAP and non-GAAP results, respectively.  These rates do not include one-time discrete items but do reflect the recently enacted extension of the federal R&D tax credit benefit through December 31, 2013.

Full Year Fiscal 2014

Autodesk is not providing full year fiscal 2014 guidance at this time.

Earnings Conference Call and Webcast

Autodesk will host its second quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding revenue growth, managing expenses while making essential investments, long-term margin expansion, future products, business model evolution, and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to maintain cost reductions and productivity increases or otherwise control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings; slowing momentum in subscription billings or revenues; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; failure of key new applications to achieve anticipated levels of customer acceptance; failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants; the expense or impact of legal or regulatory proceedings; and any unanticipated accounting charges.
Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2013 and Form 10-Q for the quarter ended April 30, 2013, which are on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2013 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
	(Unaudited)
Net revenue (1):
License and other	$313.2	$334.0	$636.7	$689.2
Subscription	248.5	234.7	495.4	468.1
Total net revenue	561.7	568.7	1,132.1	1,157.3
Cost of revenue (1):
Cost of license and other revenue	42.8	42.5	87.2	83.3
Cost of subscription revenue	25.0	17.3	48.1	35.3
Total cost of revenue	67.8	59.8	135.3	118.6
Gross profit	493.9	508.9	996.8	1,038.7
Operating expenses:
Marketing and sales	198.1	212.4	406.9	435.6
Research and development	148.9	144.9	299.7	297.6
General and administrative	61.6	58.7	123.1	118.6
Restructuring charges, net	1.7	—	2.1	—
Total operating expenses	410.3	416.0	831.8	851.8
Income from operations	83.6	92.9	165.0	186.9
Interest and other (expense) income, net	(1.8)	(0.8)	(10.6)	2.7
Income before income taxes	81.8	92.1	154.4	189.6
Provision for income taxes	(20.1)	(27.5)	(37.1)	(46.1)
Net income	$61.7	$64.6	$117.3	$143.5
Basic net income per share	$0.28	$0.28	$0.52	$0.63
Diluted net income per share	$0.27	$0.28	$0.51	$0.62
Weighted average shares used in computing basic net income per share	223.1	227.8	223.6	228.0
Weighted average shares used in computing diluted net income per share	228.3	232.1	229.3	233.1
___________
(1) Effective in the first quarter of fiscal 2014, Autodesk reclassified certain revenue and cost of revenue amounts associated with its cloud service offerings from "License and Other Revenue" to its new revenue line item "Subscription Revenue." Subscription Revenue consists of two components: maintenance revenue for our software products and revenue for our cloud service offerings including Autodesk 360. Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31, 2013	January 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,401.0	$1,612.2
Marketable securities	596.9	342.1
Accounts receivable, net	303.9	495.1
Deferred income taxes	51.6	42.2
Prepaid expenses and other current assets	83.1	60.8
Total current assets	2,436.5	2,552.4
Marketable securities	410.1	411.1
Computer equipment, software, furniture and leasehold improvements, net	133.4	114.9
Purchased technologies, net	63.1	76.0
Goodwill	903.2	871.5
Deferred income taxes, net	125.3	122.8
Other assets	151.7	159.7
	$4,223.3	$4,308.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74.4	$94.2
Accrued compensation	125.7	189.6
Accrued income taxes	42.5	13.9
Deferred revenue	636.9	647.0
Other accrued liabilities	76.4	99.0
Total current liabilities	955.9	1,043.7
Deferred revenue	168.6	187.6
Long term income taxes payable	203.4	194.2
Long term notes payable, net of discount	746.0	745.6
Other liabilities	98.3	94.1
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,455.8	1,449.8
Accumulated other comprehensive loss	(7.5)	(5.7)
Retained earnings	602.8	599.1
Total stockholders’ equity	2,051.1	2,043.2
	$4,223.3	$4,308.4

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended July 31,
	2013	2012
	(Unaudited)
Operating activities:
Net income	$117.3	$143.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	65.1	58.1
Stock-based compensation expense	64.6	66.9
Excess tax benefits from stock-based compensation	(3.2)	(28.1)
Restructuring charges, net	2.1	—
Other operating activities	2.0	3.9
Changes in operating assets and liabilities, net of business combinations	41.5	2.1
Net cash provided by operating activities	289.4	246.4
Investing activities:
Purchases of marketable securities	(697.3)	(725.3)
Sales of marketable securities	215.1	138.9
Maturities of marketable securities	231.9	250.5
Capital expenditures	(42.6)	(28.2)
Acquisitions, net of cash acquired	(47.2)	(69.2)
Other investing activities	(5.4)	(18.0)
Net cash used in investing activities	(345.5)	(451.3)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	79.8	158.8
Repurchases of common stock	(239.8)	(210.3)
Excess tax benefits from stock-based compensation	3.2	28.1
Net cash (used in) provide by financing activities	(156.8)	(23.4)
Effect of exchange rate changes on cash and cash equivalents	1.7	1.6
Net increase (decrease) in cash and cash equivalents	(211.2)	(226.7)
Cash and cash equivalents at beginning of fiscal year	1,612.2	1,156.9
Cash and cash equivalents at end of period	$1,401.0	$930.2

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP cost of license and other revenue, non-GAAP cost of subscription revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP restructuring charges (benefits), non-GAAP income from operations, non-GAAP operating margin, non-GAAP interest and other income (expense), non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue (1)	$42.8	$42.5	$87.2	$83.3
Stock-based compensation expense (1)	(0.9)	(0.8)	(1.8)	(1.7)
Amortization of developed technology (1)	(10.0)	(9.2)	(19.8)	(18.5)
Non-GAAP cost of license and other revenue (1)	$31.9	$32.5	$65.6	$63.1

GAAP cost of subscription revenue (1)	$25.0	$17.3	$48.1	$35.3
Stock-based compensation expense (1)	(0.5)	(0.4)	(1.1)	(0.8)
Amortization of developed technology (1)	(1.0)	(0.4)	(2.0)	(0.9)
Non-GAAP cost of subscription revenue (1)	$23.5	$16.5	$45.0	$33.6

GAAP gross profit	$493.9	$508.9	$996.8	$1,038.7
Stock-based compensation expense	1.4	1.2	2.9	2.5
Amortization of developed technology	11.0	9.6	21.8	19.4
Non-GAAP gross profit	$506.3	$519.7	$1,021.5	$1,060.6

GAAP marketing and sales	$198.1	$212.4	$406.9	$435.6
Stock-based compensation expense	(13.9)	(16.1)	(28.0)	(30.7)
Non-GAAP marketing and sales	$184.2	$196.3	$378.9	$404.9

GAAP research and development	$148.9	$144.9	$299.7	$297.6
Stock-based compensation expense	(10.2)	(10.4)	(21.1)	(21.5)
Non-GAAP research and development	$138.7	$134.5	$278.6	$276.1

GAAP general and administrative	$61.6	$58.7	$123.1	$118.6
Stock-based compensation expense	(5.5)	(5.8)	(12.5)	(12.2)
Amortization of customer relationships and trade names	(9.3)	(7.9)	(20.1)	(15.7)
Non-GAAP general and administrative	$46.8	$45.0	$90.5	$90.7

GAAP restructuring charges (benefits), net	$1.7	$—	$2.1	$—
Restructuring (charges) benefits	(1.7)	—	(2.1)	—
Non-GAAP restructuring charges (benefits), net	$—	$—	$—	$—

GAAP operating expenses	$410.3	$416.0	$831.8	$851.8
Stock-based compensation expense	(29.6)	(32.3)	(61.6)	(64.4)
Amortization of customer relationships and trade names	(9.3)	(7.9)	(20.1)	(15.7)
Restructuring (charges) benefits	(1.7)	—	(2.1)	—
Non-GAAP operating expenses	$369.7	$375.8	$748.0	$771.7

GAAP income from operations	$83.6	$92.9	$165.0	$186.9
Stock-based compensation expense	31.0	33.5	64.5	66.9
Amortization of developed technology	11.0	9.6	21.8	19.4
Amortization of customer relationships and trade names	9.3	7.9	20.1	15.7
Restructuring charges (benefits)	1.7	—	2.1	—
Non-GAAP income from operations	$136.6	$143.9	$273.5	$288.9

GAAP interest and other income, net	$(1.8)	$(0.8)	$(10.6)	$2.7
(Gain) loss on strategic investments	0.2	5.0	1.3	3.9
Non-GAAP interest and other income, net	$(1.6)	$4.2	$(9.3)	$6.6

GAAP provision for income taxes	$(20.1)	$(27.5)	$(37.1)	$(46.1)
Discrete GAAP tax provision items	1.2	2.7	0.7	(3.6)
Income tax effect of non-GAAP adjustments	(14.3)	(12.2)	(29.7)	(25.6)
Non-GAAP provision for income tax	$(33.2)	$(37.0)	$(66.1)	$(75.3)

GAAP net income	$61.7	$64.6	$117.3	$143.5
Stock-based compensation expense	31.0	33.5	64.5	66.9
Amortization of developed technology	11.0	9.6	21.8	19.4
Amortization of customer relationships and trade names	9.3	7.9	20.1	15.7
Restructuring charges (benefits)	1.7	—	2.1	—
(Gain) loss on strategic investments	0.2	5.0	1.3	3.9
Discrete GAAP tax provision items	1.2	2.7	0.7	(3.6)
Income tax effect of non-GAAP adjustments	(14.3)	(12.2)	(29.7)	(25.6)
Non-GAAP net income	$101.8	$111.1	$198.1	$220.2

GAAP diluted net income per share	$0.27	$0.28	$0.51	$0.62
Stock-based compensation expense	0.14	0.15	0.28	0.29
Amortization of developed technology	0.05	0.04	0.10	0.08
Amortization of customer relationships and trade names	0.04	0.03	0.09	0.06
Restructuring charges (benefits)	0.01	—	0.01	—
(Gain) loss on strategic investments	—	0.02	—	0.02
Discrete GAAP tax provision items	—	0.01	—	(0.02)

Income tax effect of non-GAAP adjustments	(0.06)	(0.05)	(0.13)	(0.11)
Non-GAAP diluted net income per share	$0.45	$0.48	$0.86	$0.94

(1) Effective in the first quarter of fiscal 2014, Autodesk reclassified certain costs associated cloud service offerings from "Cost of License and Other Revenue" to "Cost of Subscription Revenue." Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2014	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2014
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$570	$562			$1,132
License and Other Revenue	$324	$313			$637
Subscription Revenue	$247	$249			$495

GAAP Gross Margin	88%	88%			88%
Non-GAAP Gross Margin (1)(2)	90%	90%			90%

GAAP Operating Expenses	$422	$410			$832
GAAP Operating Margin	14%	15%			15%
GAAP Net Income	$56	$62			$117
GAAP Diluted Net Income Per Share (b)	$0.24	$0.27			$0.51

Non-GAAP Operating Expenses (1)(3)	$378	$370			$748
Non-GAAP Operating Margin (1)(4)	24%	24%			24%
Non-GAAP Net Income (1)(5)(c)	$96	$102			$198
Non-GAAP Diluted Net Income Per Share (1)(6)(b)(c)	$0.42	$0.45			$0.86

Total Cash and Marketable Securities	$2,480	$2,408			$2,408
Days Sales Outstanding	46	49			49

Capital Expenditures	$26	$17			$43
Cash Flow from Operating Activities	$224	$65			$289
GAAP Depreciation, Amortization and Accretion	$33	$32			$65

Deferred Subscription Revenue Balance (c)	$775	$736			$736

Revenue by Geography:
Americas	$202	$202			$404
Europe, Middle East and Africa	$216	$202			$418
Asia Pacific	$152	$158			$310
% of Total Rev from Emerging Economies	13%	15%			14%

Revenue by Segment:
Platform Solutions and Emerging Business	$213	$197			$410
Architecture, Engineering and Construction	$172	$177			$349
Manufacturing	$139	$144			$283

Media and Entertainment	$47	$43	$90

Other Revenue Statistics:
% of Total Rev from Flagship	55%	51%	53%
% of Total Rev from Suites	31%	34%	33%
% of Total Rev from New and Adjacent	14%	14%	14%
% of Total Rev from AutoCAD and AutoCAD LT	34%	31%	32%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Net Revenue	$(17)	$(17)	$(34)
FX Impact on Cost of Revenue and Total Operating Expenses	$5	$4	$9
FX Impact on Operating Income	$(12)	$(13)	$(25)

Gross Margin by Segment:
Platform Solutions and Emerging Business	$195	$180	$375
Architecture, Engineering and Construction	$156	$161	$316
Manufacturing	$128	$132	$260
Media and Entertainment	$37	$34	$71
Unallocated amounts	$(12)	$(12)	$(25)

Common Stock Statistics (in millions):
Common Shares Outstanding	224.4	222.5	222.5
Fully Diluted Weighted Average Shares Outstanding	229.3	228.3	229.3
Shares Repurchased	3.2	3.1	6.3

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(c) Prior amounts have been conformed to align with the current period presentation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2014
(2) GAAP Gross Margin	88%	88%			88%
Stock-based compensation expense	—%	—%			—%
Amortization of developed technology	2%	2%			2%
Non-GAAP Gross Margin	90%	90%			90%

(3) GAAP Operating Expenses	$422	$410			$832
Stock-based compensation expense	(32)	(30)			(62)
Amortization of customer relationships and trade names	(11)	(9)			(20)
Restructuring (charges) benefits, net	—	(2)			(2)
Non-GAAP Operating Expenses	$378	$370			$748

(4) GAAP Operating Margin	14%	15%			15%
Stock-based compensation expense	6%	6%			6%
Amortization of developed technology	2%	2%			2%
Amortization of customer relationships and trade names	2%	1%			1%
Restructuring charges (benefits), net	—%	—%			—%
Non-GAAP Operating Margin	24%	24%			24%

(5) GAAP Net Income	$56	$62			$117
Stock-based compensation expense	34	31			65
Amortization of developed technology	11	11			22
Amortization of customer relationships and trade names	11	9			20
Restructuring charges (benefits), net	—	2			2
(Gain) loss on strategic investments	1	—			1
Discrete GAAP tax provision items	(1)	1			1
Income tax effect of non-GAAP adjustments	(15)	(14)			(30)
Non-GAAP Net Income	$96	$102			$198

(6) GAAP Diluted Net Income Per Share	$0.24	$0.27			$0.51
Stock-based compensation expense	0.15	0.14			0.28
Amortization of developed technology	0.05	0.05			0.10
Amortization of customer relationships and trade names	0.05	0.04			0.09
Restructuring charges (benefits), net	—	0.01			0.01
(Gain) loss on strategic investments	—	—			—
Discrete GAAP tax provision items	—	—			—
Income tax effect of non-GAAP adjustments	(0.07)	(0.06)			(0.13)
Non-GAAP Diluted Net Income Per Share	$0.42	$0.45			$0.86

Reconciliation for Long Term Operating Margins:
Autodesk is not able to provide targets for our long term GAAP operating margins at this time because of the difficulty of estimating certain items that are excluded from non-GAAP that affect operating margin, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles, the effect of which may be significant.